Exhibit 5.l
                                                                     -----------

                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                              Boston, MA 02109-2881




                                November 14, 1996



Beacon Properties Corporation
50 Rowes Wharf
Boston, Massachusetts 02110

         Re: Legality of Securities to be Registered Under Registration Statement on Form S-3 Filed Pursuant to Rule 462(b)
                  -----------------------------------------------------------

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 2,277,879 shares of common stock, par value $.01 per share ("Common Stock"), of Beacon Properties Corporation, a Maryland corporation (the "Company"), with an aggregate public offering price of $70,044,780. The Common Stock is being registered pursuant to Rule 462(b) (the "462(b) Filing") under the Securities Act and is the subject of a registration statement on Form S-3 (No. 333-2544) (the "Registration Statement"), including the prospectus contained therein (the "Prospectus"), which is incorporated by reference into the 462(b) Filing. The Registration Statement provides that the Common Stock may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the Prospectus contained in the Registration Statement.

         In connection with rendering this opinion, we have examined the Articles of Incorporation of the Company, as amended and restated to the date hereof and on file with the Maryland State Department of Assessments and Taxation; the Bylaws of the Company; such records of the corporate proceedings of the Company as we deemed material; the Registration Statement and the exhibits thereto; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

Beacon Properties Corporation
November 14, 1996
Page 2



         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the laws of The Commonwealth of Massachusetts and the Maryland General Corporation Law, and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts and Maryland.

         Based upon the foregoing, we are of the opinion that under the Maryland General Corporation Law, pursuant to which the Company was incorporated, when specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolution") and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with the Authorizing Resolution, and upon receipt by the Company of the consideration provided for in the Authorizing Resolution (which consideration is not less than the $.01 par value per share), the Securities will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the 462(b) Filing and to the reference to us with respect to this opinion under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                                Very truly yours,

                                                /s/ Goodwin, Procter & Hoar  LLP

                                                GOODWIN, PROCTER & HOAR  LLP